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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JANUARY 24, 2003

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                           DICK'S SPORTING GOODS, INC.
               (Exact Name of Registrant as Specified in Charter)



Delaware                         001-31463                   16-1241537
(State or Other Jurisdiction     (Commission File Number)    (IRS Employer
of Incorporation)                                            Identification No.)


200 Industry Drive, RIDC Park West, Pittsburgh, Pennsylvania            15275
(Address of Principal Executive Offices)                              (Zip Code)


       Registrant's telephone number, including area code: (412) 809-0100



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ITEM 5.  OTHER EVENTS.

         In January 2003, Edward W. Stack, the company's Chairman and Chief Executive Officer, paid in full his $6.2 million in principal amount, ten-year loan from the company made on May 16, 2001. The company's registration statement for its initial public offering described the terms of this loan as well as the fact that Mr. Stack was exploring ways to prepay the loan prior to 2011. In addition to the principal amount, Mr. Stack paid accrued interest at the highest rate of interest (12%) called for by the loan because the annual interest payment due in May 2002 was paid in January 2003 due to an inadvertent oversight.




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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          DICK'S SPORTING GOODS, INC.



Date:  January 27, 2003                   By: /s/Michael F. Hines
                                              ---------------------------------
                                          Name:  Michael F. Hines
                                          Title:  Chief Administrative Officer
                                                  and Chief Financial Officer





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